EXHIBIT 99.27

Avocent Corporation
Unaudited Pro Forma Condensed Combined
Financial Statements
As of and for the Six Months Ended June 30, 2006
and for the Year Ended December 31, 2005

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These Financial Statements contain statements that may constitute forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.  These include statements regarding the expected purchase price allocation and certain tax elections and their estimated impact on revenue, income, expenses, effective tax rates, and earnings per share.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These and other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and our quarterly report on Form 10-Q filed with the SEC on August 4, 2006.  Other risks may be detailed from time to time in reports to be filed with the SEC.

On April 25, 2006 Avocent Corporation (“Avocent”) agreed to acquire LANDesk Group Limited (“LANDesk”), and the acquisition closed on August 31, 2006. The initial purchase price was $400 million, consisting of $200 million in cash and $200 million (7.1 million shares) in Avocent’s common stock. Vested LANDesk options were deemed exercised prior to the close of the acquisition and all created shares of LANDesk were exchanged for cash and shares as previously described. Additionally, Avocent assumed the unvested stock options to purchase common stock of LANDesk, which were converted into approximately 575,000 stock options of Avocent. An additional $60 million contingent consideration that may be due (dependant on future milestones by LANDesk) is not included in the $400 million of consideration. We obtained a $250 million unsecured line of credit during our second quarter of 2006 to fund a portion of the LANDesk acquisition and borrowed $150 million at the closing of the transaction.

The following unaudited pro forma condensed combined financial statements for Avocent Corporation give effect to the acquisition of LANDesk based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical consolidated financial statements of Avocent, LANDesk, and Cyclades Corporation (acquired on March 30, 2006) (“Cyclades”) and should be read in conjunction with these consolidated financial statements and the related notes included in Avocent’s quarterly and annual financial information on Forms 10-Q and Form 10-K on file with the U.S. Securities and Exchange Commission and in LANDesk’s consolidated financial statements and related notes included as Exhibits 99.25 - 99.26 elsewhere in this 8-K. Avocent, LANDesk and Cyclades have a December 31 year-end.

The pro forma information for the six months ended June 30, 2006 includes historical financial information for Avocent (which includes Cyclades after March 30, 2006) and LANDesk for the six months ended June 30, 2006, as well as the historical pre-acquisition financial information for Cyclades for the period January 1, 2006 through March 30, 2006. The pro forma information for the year ended December 31, 2005 combines Avocent’s, LANDesk’s and Cyclade’s historical statements of operations. The unaudited pro forma combined statement of operations are presented assuming the acquisitions were consummated as of January 1, 2005. The pro forma balance sheet at June 30, 2006 consists of the historical consolidated balance sheet of Avocent and LANDesk as of that date and assumes the acquisition took place as of June 30, 2006 and allocates the total purchase consideration of the fair values of the assets and liabilities of LANDesk based on a preliminary valuation.

The total estimated purchase consideration of the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed, including the valuation of intangible assets. The impact of these changes could be material.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of combined companies.

Avocent Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2005
(In thousands, except per share data)

					Pro-Forma		Pro-Forma
	Avocent	LANDesk		Cyclades	Adjustments		Combined

Net sales	$369,888	$83,739		$59,864	$(3,647)	(a) (m)	$509,844
Cost of sales	151,043	7,061		17,458	6,433	(a) (c) (n)	181,995
Gross profit	218,845	76,678		42,406	(10,080)		327,849

Research and development expenses	56,885	18,205		7,531	621	(n)	83,242
Acquired in-process research and development expenses	-	-		-	-	(b)	-
Selling, general and administrative expenses	90,354	51,310		32,380	4,005	(n) (c)	178,049
Amortization of intangible assets	18,509	5,799		-	19,922	(c)	44,230
Operating income	53,097	1,364		2,495	(34,628)		22,328

Other income (expense), net	13,989	(6,531)		(578)	(7,343)	(d)	(463)
Income before provision for income taxes	67,086	(5,167)		1,917	(41,971)		21,865

Provision for income taxes	18,737	1,550		1,024	(15,125)	(e)	6,186
Net income (loss)	$48,349	$(6,717)		$893	$(26,846)		$15,679

Earnings per share:
Basic	$0.98						$0.30
Diluted	$0.96						$0.30

Weighted average shares and common equivalents outstanding:
Basic	49,318	-		-	2,126	(k)	51,444
Diluted	50,254	389	(l)	-	2,126	(k)	52,769

See notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Avocent Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
Six Months Ended June 30, 2006
(In thousands, except per share data)

					Pro-Forma		Pro-Forma
	Avocent	LANDesk		Cyclades	Adjustments		Combined

Net sales	$212,517	$47,648		$14,027	$(217)	(a) (m)	$273,975
Cost of sales	85,150	4,124		5,038	3,851	(a) (c) (n)	98,163
Gross profit	127,367	43,524		8,989	(4,068)		175,812

Research and development expenses	27,530	10,748		1,881	234	(n)	40,393
Acquired in-process research and development expenses	2,100	-		-	(2,100)	(b)	-
Selling, general and administrative expenses	56,102	29,978		7,806	1,713	(n) (c)	95,599
Cyclades integration expenses	2,269	-		-	(2,269)	(b)	-
Amortization of intangible assets	7,252	2,875			7,934	(c)	18,061
Operating income (loss)	32,114	(77)		(698)	(9,580)		21,759

Other income (expense), net	4,795	(1,098)		(115)	(4,542)	(d)	(960)
Income before provision for income taxes	36,909	(1,175)		(813)	(14,122)		20,799

Provision for income taxes	10,395	1,261		(208)	(5,032)	(e)	6,416
Net income (loss)	$26,514	$(2,436)		$(605)	$(9,090)		$14,383

Earnings per share:
Basic	$0.55						$0.28
Diluted	$0.54						$0.27

Weighted average shares and common equivalents outstanding:
Basic	48,515	-		-	3,161	(k)	51,676
Diluted	49,336	321	(l)	-	3,161	(k)	52,818

See notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Avocent Corporation
Unaudited Pro Forma Combined
Condensed Balance Sheet
As of June 30, 2006
(In thousands, except per share data)

			Pro-Forma		Pro-Forma
	Avocent	LANDesk	Adjustments		Combined

Current assets:
Cash and cash equivalents	80,691	19,779	(25,832)	(f) (g)	74,638
Short-term investments	82,763	-	(82,763)	(g)	-
Accounts receivable	78,399	29,463	-		107,862
Inventories	31,849	-	-		31,849
Other current assets	12,303	2,265	-		14,568
Deferred income taxes	6,331	1,380	-		7,711
Total current assets	292,336	52,887	(108,595)		236,628

Investments	30,335	-	-		30,335
Property, plant and equipment	37,954	3,915	-		41,869
Intangibles - other	53,761	2,519	172,381	(i)	228,661
Goodwill	331,545	22,591	211,483	(i) (d)	565,619
Other assets	2,430	641	(209)	(d)	2,862
Deferred taxes	-	268	-		268
Total assets	748,361	82,821	275,060		1,106,242

Current liabilities:
Accounts payable and accrued liabilities	55,596	16,642	-		72,238
Notes payable - related party	-	2,500	(2,500)	(h)	-
Consideration payable	-	9,816	(9,816)	(f)	-
Income taxes payable	10,188	-	-		10,188
Deferred revenue	-	36,696	(3,669)	(m)	33,027
Other current liabilities	4,251	-	-		4,251
Total current liabilities	70,035	65,654	(15,985)		119,704

Notes payable - bank	12,005	-	150,583	(g)	162,588
Notes payable - related party	-	26,508	(26,508)	(h)	-
Deferred income taxes	16,147	3	-		16,150
Deferred revenue	-	5,276	(528)	(m)	4,748
Other (interest payable for LD)	2,186	11,305	(11,305)	(h)	2,186
Non-current liabilities	30,338	43,092	112,242		185,672

Preferred stock	-	100	(100)	(j)	-

Shareholders equity (deficit):
Common stock, par & APIC	1,132,946	4,346	81,609	(j) (k)	1,218,901
Accumulated other comprehensive income	(85)	-	-		(85)
Accumulated deficit	(280,989)	(30,371)	11,871	(j)	(299,489)
Treasury stock	(203,884)	-	85,423	(k)	(118,461)
Total shareholders equity (deficit)	647,988	(26,025)	178,903		800,866

Total liabilities, redeemable convertible preferred stock and equity	748,361	82,821	275,060		1,106,242

See notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Avocent Corporation
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements
(In thousands, except per share data)
Note 1.      Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 have been prepared to reflect the acquisition of LANDesk and Cyclades as if the acquisitions had occurred as of January 1, 2005. The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition of LANDesk occurred on June 30, 2006. The Avocent balance sheet for June 30, 2006 includes the Cyclades balance sheet, since the Cyclades acquisition closed on March 30, 2006.

Note 2.      Pro Forma Adjustments

The following adjustments were applied to the historical statements of operations to arrive at the unaudited condensed combined statements of operations and to the historical balance sheets to arrive at the unaudited pro forma condensed combined balance sheet:

(a)	Reflects the elimination of sales ($1,438 - 2005 and $73 - 2006) and cost of sales ($1,438 - 2005 and $73 - 2006) between Avocent and Cyclades.
(b)
Material nonrecurring charges related to acquisitions have been eliminated from the pro forma income information. For the six months ended June 30, 2006, acquired in-process research and development expenses of approximately $2,100 and integration expenses of $2,269 related to the Cyclades acquisition are eliminated from the pro forma income information as material nonrecurring charges Acquired in process research and development expenses of approximately $18,500 related to the LANDesk acquisition is excluded from the pro forma income information as a material non-recurring charge.

(c)
The adjustment to amortization of intangible assets reflects reversal of LANDesk historical intangible amortization ($4,062 - 2005 and $2,019 - 2006) and the addition of amortization as a result of the acquisitions of LANDesk ($17,514 - 2005 and $8,757 - 2006) and Cyclades ($8,207 - 2005 and $2,052 - 2006) by Avocent. The adjustment to cost of goods sold reflects amortization of certain acquired intangibles related to developed software ($7,780 - 2005 and $3,890 - 2006). In addition, the adjustment also reflects the reclassification of LANDesk depreciation expense to selling, general and administration expense ($1,738 - 2005 and $856 - 2006).

(d)
Reflects reversal of LANDesk interest expense ($4,474 - 2005 and $1,836 - 2006) related to debt to be paid off at or prior to the acquisition, the reversal of Avocent interest income foregone ($2,200 - 2005 and $1,570 - 2006) from funding a portion of the acquisition from investments and the addition of Avocent interest expense ($9,216 - 2005 and $4,607 - 2006) related to new borrowings incurred upon acquisition. Also reflects the addition of amortization of debt financing costs ($401 -2005 and $201 - 2006) capitalized by Avocent related to debt incurred to fund the acquisition. Assumes the write-off of LANDesk deferred financing costs ($209), included in other assets at June 30, 2006.

(e)
The effective rates used are based upon management estimates of jurisdictions in which taxable transactions are occurring. Avocent, as purchaser, is expecting to make an election for federal income tax purposes to treat a qualified stock purchase as an acquisition of the assets of the seller. The election requires notification of certain shareholders and must be made no later than the 15th day of the ninth month beginning after the month in which the acquisition date occurs.

(f)	Reflects payment of consideration payable ($9,816) from cash by LANDesk prior to closing of the acquisition (debt will not be assumed by Avocent).
(g)
Reflects payment of $200,000 cash consideration to LANDesk shareholders from cash and short-term investments, with the remaining balance coming from borrowings and assumes maintaining a certain balance in total cash and investments. For purposes of the pro forma adjustment, borrowings were capped at approximately $150,000, the amount borrowed at closing. The borrowings also include funding approximately $14,000 of acquisition related costs. Interest is assumed to accrue at 6.12%, which is the rate in effect at the time of the transaction. We have entered into a hedge program which fixes the rate at 6.12% for borrowings up to $125,000. Net income would fluctuate by $32 if the rate on the borrowings in excess of $125,000 were to change by .125%

(h)
Reflects re-payment of LANDesk related party debt and accrued interest ($2,500 current, $26,508 non-current and $11,305 accrued interest) from purchase consideration received at the acquisition (debt will not be assumed by Avocent).

(i)
Reflects the allocation of purchase consideration to identifiable intangible assets and goodwill based on preliminary appraisals and reversal of LANDesk historical intangibles (see Note 3 for preliminary purchase consideration summary and preliminary purchase allocation).

Avocent Corporation
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements
(In thousands, except per share data)

(j)
Reflects elimination of LANDesk historical capital ($100 - preferred stock and $4,346 additional paid in capital) and accumulated deficit ($30,371) and also includes the write-off of $18,500 of acquired in-process research and development expense.

(k)
Reflects 7,089 shares of equity consideration with a total value of $200,000, net of treasury shares purchased under the stock buyback program announced in the second quarter of 2006 for purposes of reducing the dilutive affect of issuing shares to LANDesk shareholders. Through the closing of the transaction, we have purchased 4,963 shares at a cost of $120,785 under these two programs, of which 1,400 shares at a cost of $35,362 were purchased after June 30, 2006. This calculation assumes all 4,963 treasury shares (cost of $120,785) were purchased prior to January 1, 2005 for purposes of these pro forma statements. Using these assumptions results in net shares issued of 2,126 for the year ended December 31, 2005 and 3,161 for the six months ended June 30, 2006. Shares distributed to LANDesk selling shareholders were calculated based on Avocent 10 day average closing price of $28.21 (calculated through August 29, 2006).

(l)
Reflects estimated potential dilution of LANDesk unvested options converted to Avocent options at an estimated rate of 8.39% (multiplied by the number of LANDesk unvested options assumed at the close) for this purpose only. Unvested LANDesk options were assumed by Avocent.

(m)
Reflects reduction in revenue related to the adjustment to deferred revenue recorded at the purchase to reflect selling costs already incurred by LANDesk. The reduction ($2,209 - 2005 and $144 - 2006) is based on a 10% reduction of current deferred revenue balance of $22,088 on January 1, 2005 for the 2005 statement of operations and a 10% reduction of non current deferred revenue balance of $2,876 on January 1, 2005 for the six month 2006 statement of operations. The June 30, 2006 balance sheet also reflects a 10% reduction in deferred revenue (current $3,669 and non-current $528).

(n)
Reflects stock compensation for assumed options calculated under SFAS 123R for 2005 and 2006 resulting in $2,980 ($91 cost of sales, $621 research and development, $2,268 selling, general and administrative) of compensation expense in 2005 and additional compensation expense of $1,125 ($34 cost of sales, $234 research and development, $857 selling, general and administrative) in 2006.

Note 3.      Preliminary Purchase Allocation and Purchase Consideration

The acquisition will be recorded under the purchase method of accounting, and the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed. In accordance with generally accepted accounting principles, purchased research and development costs allocated to patented and patent-pending technology will be capitalized and will be amortized over the respective estimated useful lives. The remaining amounts of purchased research and development will be expensed upon the closing of the transaction. The goodwill recorded as a result of the acquisition will not be amortized but will be included in our annual review of goodwill for impairment. Unvested options assumed at the acquisition were valued and recorded as additional purchase consideration. Purchase consideration was then reduced by the amount determined to be for future service periods and this amount will be amortized over the remaining vesting period of the assumed unvested options. Additionally, amortization of the other intangible assets acquired and the goodwill recorded is expected to be tax deductible. A summary of the total purchase consideration, excluding cash received, is as follows:

Cash paid for outstanding shares	$200,000
Common stock issued for outstanding shares	200,000
Estimated acquisition costs paid by Avocent	14,000
Estimated value of unvested options assumed related to prior service periods	6,740

Total estimated purchase consideration	$420,740

Avocent Corporation
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements
(In thousands, except per share data)

The purchase consideration was allocated, on a preliminary basis, to the estimated fair values of the assets acquired and liabilities assumed, as follows:

	Purchase Price Allocation	Amortization Period

Tangible assets	$47,686	—
In-process research and development	18,500	—
Developed technology	35,300	7 years
Core technology	21,900	8 years
Customer base	78,400	7 years
Trademarks	23,600	10 years
Maintenance contracts	9,600	5 years
Non-compete agreements	6,100	3 years
Goodwill	234,074	—
Assumed liabilities	(54,420)	—

	$420,740

The acquisition closed on August 31, 2006; however, the purchase allocation presented above is based on financial information as of June 30, 2006. The intangible values above are based on preliminary analysis. Accordingly, the purchase allocation is a preliminary presentation and is subject to change.